Exhibit 99.1

News Release

Amcor plc announces the commencement of Debt-Neutral Exchange Offers by its Subsidiaries, Bemis Company, Inc. and Amcor Finance (USA), Inc., for approximately US$1.73 billion of Senior Notes guaranteed by Amcor plc

BRISTOL, United Kingdom, March 23, 2020 /PRNewswire/ -- Amcor plc (NYSE: AMCR; ASX: AMC) (“Amcor”) today announced the commencement of debt-neutral exchange offers by its wholly-owned subsidiaries, Bemis Company, Inc. (“Bemis”) and Amcor Finance (USA), Inc. (“AFUI”). Bemis is offering to exchange any and all of its outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 and any and all of its outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026, respectively, for an equal aggregate principal amount of its 4.500% Guaranteed Senior Notes due 2021 that have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) (the “New 2021 Notes”) and its 3.100% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the “New Bemis 2026 Notes” and, together with the New 2021 Notes, the “New Bemis Notes”), respectively. AFUI is offering to exchange any and all of its outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 and any and all of its outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028, respectively, for an equal aggregate principal amount of its 3.625% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the “New AFUI 2026 Notes”) and its 4.500% Guaranteed Senior Notes due 2028 that have been registered under the Securities Act (the “New 2028 Notes” and, together with the New AFUI 2026 Notes, the New 2021 Notes and the New Bemis 2026 Notes, the “New Notes”), respectively.

The outstanding notes referred to above (collectively, the “Existing Notes”) are guaranteed by Amcor and certain of its subsidiaries and were originally issued on June 13, 2019 in transactions exempt from registration under the Securities Act.

The terms of the New Notes will be substantially identical to the terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and will not be subject to the transfer restrictions and registration rights that related to the Existing Notes. Any Existing Notes that are exchanged for New Notes pursuant to the exchange offers will be cancelled and, as a result, the aggregate principal amount of the outstanding notes of each series will not increase as a result of the exchange offers.

The exchange offers are being made to satisfy the obligations of Bemis, AFUI and the guarantors of the Existing Notes under registration rights agreements entered into in connection with the issuance of the Existing Notes.

Each exchange offer will expire at 5:00 p.m., New York City time, on April 21, 2020, unless extended. Tenders of Existing Notes must be made before the exchange offers expire and may be withdrawn any time prior to the expiration of the exchange offers.

The terms of the exchange offers are set forth in a prospectus dated March 23, 2020 which has been filed with the United States Securities and Exchange Commission (the “SEC”). Copies of the prospectus and the other exchange offer documents may be obtained from the exchange agent:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Telephone: (866) 470-3700

Facsimile: (212) 430-3775/3779

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any Existing Notes. The exchange offers are being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Existing Notes and has been filed with the SEC as part of the Registration Statement on Form S-1 (File No. 333-237037) filed by Bemis, AFUI and the guarantors of the Existing Notes, which was declared effective by the SEC on March 23, 2020.

News Release
March 23, 2020

About Amcor

Amcor is a global leader in developing and producing responsible packaging for food, beverage, pharmaceutical, medical, home- and personal-care, and other products. Amcor works with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures, and services. The company is focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using an increasing amount of recycled content. Around 50,000 Amcor people generate US$13 billion in sales from operations that span about 250 locations in 40-plus countries. NYSE: AMCR; ASX: AMC

For More Information, contact:

Investor Relations

Amcor plc, Level 11, 60 City Road,

Southbank, Victoria 3006, Australia

Telephone: +61 3 9226 9000